UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  June 29, 2020

DPW HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Shipyard Way, Newport Beach, CA 92663

(Address of principal executive offices) (Zip Code)

(949) 444-5464

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	DPW	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

On June 26, 2020, DPW Holdings, Inc., a Delaware corporation (the “Company”) issued to several institutional investors (the “Investors”) unsecured Promissory Notes (the “Notes,” and each, a “Note”) in the aggregate principal face amount of $800,000, with an interest rate of 12%. The outstanding principal face amount, plus any accrued and unpaid interest, is due by September 26, 2020, or as otherwise provided in accordance with the terms set forth therein. In connection therewith, the Company delivered to the Investors warrants (the “Warrants,” and each, a “Warrant”) to purchase an aggregate of 361,991 shares of the Company’s common stock at an exercise price of $2.43, subject to adjustments. Each of the exercise of Warrant is subject to approval of the NYSE American (the “Exchange Approval”).

Description of the Unsecured Promissory Note

The principal amount of each Note, plus any accrued and unpaid interest at a rate of 12% per annum, shall be due and payable on September 26, 2020. The Note contains standard and customary events of default including, but not limited to, failure to make payments when due under the Note, failure to comply with certain covenants contained in the Note, or bankruptcy or insolvency of the Company. After the occurrence of any Event of Default that results in the eventual acceleration of the Note, interest payable on the outstanding principal of the Note shall bear interest at the then applicable interest rate set forth therein plus thirteen percent (13%) per annum or the maximum rate permitted under applicable law.

So long as no Event of Default exists during the term of the Note, in the event that the Company consummates any single public or private offering or other financing or capital-raising transaction of any kind in which the Company receives gross proceeds of at least $3,000,000, the Company shall make payment of an amount in cash equal to the sum of the then outstanding principal amount of the Notes plus any accrued and unpaid interest.

Description of the Warrant

The Warrants entitle the Investors to purchase an aggregate of 361,991 shares of Common Stock (the “Warrant Shares”) at an exercise price of $2.43 per share for a period of five years, subject to certain beneficial ownership limitations. The Warrant is immediately exercisable once the Company obtains approval thereof by the NYSE American. The exercise price is subject to adjustment for customary stock splits, stock dividends, combinations or similar events. Notwithstanding anything therein to the contrary, the Warrants may be exercised via cashless exercise at the option of the Investor.

If any Investor elect to exercise its Warrant on a cashless basis, it will receive a number of shares of Common Stock (the “Net Number”) derived from the following formula:

Net Number = (A x B)/C

A= the total number of shares with respect to which this Warrant is then being exercised.

B= Black Scholes Value.

C= the closing bid price of the Common Stock as of two (2) trading days prior to the time of such exercise, provided, however, that in no event shall the closing bid price used for the purposes of calculating the Net Number be less than $0.50.

If the Investors were to elect a cashless exercise of their Warrants based on the Closing Bid Price on Friday, June 26, 2020, $2.23, then the Net Number of shares issuable to the Investors would be 343,112.

The foregoing descriptions of the Notes and the Warrants do not purport to be complete and are qualified in their entirety by reference to their respective forms which are annexed hereto as Exhibits 4.1, and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.  The foregoing does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to such exhibits.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference to this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference to this Item 3.02. The securities described in this Current Report on Form 8-K were offered and sold to the Investor in reliance upon exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933.

Item 7.01 Regulation FD Disclosure.

On June 29, 2020, the Company issued a press release announcing that it has issued the Notes and the delivered the Warrants to the Investors, which press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information under this item, Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

 Item 9.01     Exhibits and Financial Statements.

(d)           Exhibits:

Exhibit No.	Description

4.1	Form of Unsecured Promissory Note
4.2	Form of Warrant
99.1	Press Release issued by DPW Holdings, Inc., on June 29, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPW HOLDINGS, INC.

Dated: June 29, 2020	/s/ Milton C. Ault, III
Milton C. Ault, III Chief Executive Officer